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EXHIBIT 23.03

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 33-84726, 33-84728, and 333-25981) and Amendment No. 3 to Registration Statement No. 333-86010 on Form S-3 of Paul-Son Gaming Corporation of our report dated February 15, 2002, except for Note 10 as to which the date is April 23, 2002, which appears in this Form 10-K insofar as such report relates to the financial statements of The Bud Jones Company, Inc. for the periods ended December 31, 2001 and 2000.

/s/ Bradshaw, Smith & Co., LLP
Las Vegas, Nevada
March 29, 2003

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  EXHIBIT 23.03
INDEPENDENT AUDITORS' CONSENT